As filed with the Securities and Exchange Commission on June 2, 2025.

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0565309
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 West Center Street
Provo, Utah 84601
(Address of Principal Executive Offices) (Zip Code)

Nu Skin Enterprises, Inc. Amended and Restated 2024 Omnibus Incentive Plan
(Full title of the plan)

Chayce D. Clark
Executive Vice President and General Counsel
Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601
 (801) 345-1000
(Name, address and telephone number, including area code, of agent for service)

With copies to:
Jay H. Knight
Barnes & Thornburg LLP
1600 West End Avenue, Suite 800
Nashville, TN 37203-3494
(615) 621-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Nu Skin Enterprises, Inc. (the “Company”), a Delaware corporation, for the purpose of registering 790,000 additional shares of Company Class A common stock, par value $0.001 (the “Common Stock”), for issuance under the Company’s Amended and Restated 2024 Omnibus Incentive Plan (the “Amended Plan”).  On March 31, 2025, the Company’s Board of Directors approved the Amended Plan, which amends and restates the 2024 Omnibus Incentive Plan effective as of June 5, 2024 (the “Plan”) in its entirety.  The Amended Plan was later approved by the Company’s stockholders at the 2025 Annual Meeting of Stockholders.

The 790,000 additional shares of Common Stock available for issuance under the Amended Plan registered pursuant to this Registration Statement are the same class as those registered on the Registration Statement on Form S-8 on June 7, 2024 (File No. 333-280044) (the “Prior Registration Statement”), which is currently effective. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified, supplemented or superseded herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Company, are incorporated by reference in this Registration Statement, except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

(c)	the Company’s Current Reports on Form 8-K filed on January 3, 2025, March 6, 2025, and May 30, 2025; and

(d)
the description of the Company’s Class A Common Stock filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 15, 2024, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Unless otherwise noted, the SEC file number for exhibits incorporated by reference is 001-12421.

Exhibit Number	Description of Document
4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed September 16, 1996, File No. 333-12073).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed March 1, 2010).

4.3
Certificate of Designation, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 15, 2005).

4.4	Sixth Amended and Restated Bylaws of Nu Skin Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 1, 2024).

4.5
Specimen Form of Stock Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed February 16, 2023).

5.1*	Opinion of Barnes & Thornburg LLP.

23.1*	Consent of Barnes & Thornburg LLP (included as part of Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

99.1	Nu Skin Enterprises, Inc. Amended and Restated 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 30, 2025).

107.1*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on this 2nd day of June, 2025.

NU SKIN ENTERPRISES, INC.

By:	/s/ Ryan S. Napierski
Name:	Ryan S. Napierski
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryan S. Napierski, Chayce D. Clark and Gregory S. Belliston, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of June, 2025.

Signature	Title

/s/ Steven J. Lund	Executive Chairman of the Board
Steven J. Lund

/s/ Ryan S. Napierski	President, Chief Executive Officer and Director (Principal Executive Officer)
Ryan S. Napierski

/s/ James D. Thomas	Chief Financial Officer (Principal Financial Officer and Accounting Officer)
James D. Thomas

/s/ Emma S. Battle	Director
Emma S. Battle

/s/ Daniel W. Campbell	Director
Daniel W. Campbell

/s/ Laura Nathanson	Director
Laura Nathanson

/s/ Thomas R. Pisano	Director
Thomas R. Pisano

/s/ James M. Winett	Director
James M. Winett

/s/ Edwina D. Woodbury	Director
Edwina D. Woodbury

/s/ Mark A. Zorko	Director
Mark A. Zorko